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                                                                    EXHIBIT 10.6

                DELL COMPUTER CORPORATION EMPLOYMENT AGREEMENT


I agree to the following terms regarding my employment or continued employment by a subsidiary of Dell Computer Corporation (Dell Computer Corporation and its subsidiaries are referred to separately or together as "Dell"). I enter into this agreement in consideration of the salary, wages or benefits paid to me by Dell. I understand that Dell agrees to employ me only on the condition that I agree to honor and to be bound by the provisions of this Agreement.

1. I will devote my best efforts to performing well all duties that Dell may assign to me from time to time. While I am a Dell employee, I will not work or consult for a competitor of Dell.

2. My employment at Dell is not for any specified period of time. Either I or Dell may terminate my employment at any time for any reason, with or without cause. If I terminate my employment, to the extent I can, I will give Dell sufficient notice to allow for an orderly transfer of my duties. Should Dell terminate my employment, unless for cause, it may do so effective after two weeks notice, or effective immediately if Dell pays severance compensation equal to two weeks of my basic salary or wages. Termination for cause may be effective immediately without payment of any compensation.

3. While I am a Dell employee, I will promptly disclose all Intellectual Property to Dell. Intellectual Property includes each discovery, idea, improvement or invention I create, conceive, develop or discover, alone or with others, which relates to Dell's business or results from the use of Dell's equipment, supplies, facilities or information. All Intellectual Property, in whatever form, is Dell's property. I assign to Dell, without additional compensation, all of my rights in Intellectual Property. I will assist Dell in all ways in the future, including giving evidence and executing any documents deemed helpful or necessary by Dell, to establish, perfect and register world wide, at Dell's expense, Dell's title and exclusive ownership in Intellectual Property. I will not do anything in conflict with Dell's rights in Intellectual Property and will cooperate fully to protect Intellectual Property against misappropriation or infringement.

4. I agree that Dell will be the copyright owner in all copyrightable works of every kind and description created or developed by me, solely or jointly with others, in connection with any employment with Dell. If requested to, and at no further expense to Dell, I will execute in writing any acknowledgments or assignments of copyright ownership of such works as may be appropriate for preservation of the worldwide ownership in Dell of such copyrights.

5. If Schedule A is attached to this Agreement, I have chosen to exclude from the operation of this Agreement those items listed in Schedule A and more fully described in disclosure statements submitted to Dell. Under Schedule A, I have listed the titles of all my ideas, inventions, improvements, works of authorship, and discoveries, patented or unpatented, copyrighted or not copyrighted, that have been completed or are in progress at the date of this Agreement. As a matter of establishing a record, these ideas, inventions, improvements, works of authorship and discoveries are fully described in the disclosure statements I have attached to the Schedule A.

6. I will not use, publish, misappropriate or disclose any Confidential or Proprietary Information, during or after my employment, except as required in the performance of my duties for Dell or as authorized in writing by Dell. Confidential and Proprietary Information includes information I learn or originate during my employment which is not publicly available or readily ascertainable by proper means, and includes such information disclosed by others in confidence to Dell. If I have doubts concerning whether particular information is Confidential or Proprietary, I will promptly consult my supervisor or Dell's Legal Department for guidance in advance. Confidential and Proprietary Information includes, but is not necessarily limited to, the information described in subparagraphs A through D below.

    A. Manufacturing and research processes currently in use, planned or under development, including design rules, device characteristics, process flows, manufacturing capabilities and yields; and computer product, process and device strategies planned or under development, including device specifications, system architectures, logic designs, circuit implementations and long-range plans.

    B. Software products in use, planned or under development, including operating system adaptations or enhancements, language compilers, interpreters and translators, system design and evaluation tools, and application programs.




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     C.  Information relating to Dell employees; actual and anticipated relationships between Dell and other companies; sales levels, profit levels, pricing and other unpublished financial data; and budget, staffing, compensation, equipment and related plans.

     D. Information relating to Dell's customer and vendor relationships. This includes performance requirements, development and delivery schedules, device and product pricing and quantities, and other information communicated to Dell by customers or vendors.

7. I will not use in my work or disclose to Dell any confidential or proprietary information of a third party unless Dell first receives written authorization from the third party allowing the use or disclosure of such information and unless Dell agrees in writing to receive such information on terms acceptable to Dell. I will abide by restrictions imposed on the disclosure and use of such third party information. I further agree that my name, voice, picture and likeness may be used in Dell's advertising, training aids and other materials without payment of separate compensation to me.

8. When my employment with Dell ends, I will promptly deliver to a designated Dell representative all originals and copies of all materials, documents and property of Dell which are in my possession or control. I also will cooperate in conducting exit interviews with a designated Dell representative. The purpose of the exit interviews will be to review Confidential and Proprietary Information known or possessed by me and to confirm Dell's rights regarding the protection of the Confidential and Proprietary Information and the disclosure to Dell and its ownership of Intellectual Property.

9. If I accept new employment within one year of leaving Dell's employ, I will give written notice to the new employer of my obligations regarding Intellectual Property and Confidential and Proprietary Information.

10. This agreement, together with the attached offer letter regarding my employement with Dell, which has been signed by me and a Dell representative, constitutes my entire agreement with Dell concerning the topics covered. It replaces completely any earlier or contemporaneous communication or agreement with Dell about these topics. The laws of the State of Texas govern this agreement and all disputes will be resolved in Travis County, Texas. This agreement may be changed only by a written document signed by me and by a duly authorized officer of Dell.

I HAVE CAREFULLY READ THIS AGREEMENT. I UNDERSTAND AND ACCEPT ITS TERMS. I AGREE THAT I WILL CONTINUE TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT AFTER MY EMPLOYMENT WITH DELL HAS ENDED.


                                             For Dell Computer Corporation


/s/ THOMAS B. GREEN
__________________________________           _________________________________
Employee's Signature


    Thomas B. Green
__________________________________           _________________________________
Print Employee Name


    7-21-94
__________________________________           _________________________________
Date                                         Date


NOTE: SCHEDULE A AND DISCLOSURE STATEMENTS ARE NOT A PART OF THIS AGREEMENT OR ACCEPTED BY DELL IF THE SCHEDULE HAS NOT BEEN INITIALLED BY A MEMBER OF DELL'S LEGAL DEPARTMENT. YOU MUST PROVIDE THE SCHEDULE AND STATEMENTS BEFORE YOU SIGN THIS AGREEMENT. DELL WILL NOT ACCEPT A SCHEDULE, STATEMENTS OR ANY CHANGES TO THEM AFTER THIS AGREEMENT HAS BEEN SIGNED.




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                                  SCHEDULE A
                                      TO
                DELL COMPUTER CORPORATION EMPLOYMENT AGREEMENT


Employee Name:_______________________________.     Employee Number:____________.

 (List previous inventions and improvements and continue on attached sheet if necessary.)














Number of pages of disclosure statements attached (write "None" if none):  None.


Employee Initials:  TBG                     Approved by Dell Legal:____________.




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